Exhibit 10.16

FIFTEENTH AMENDMENT OF
AMENDED AND RESTATED PARTICIPATION AGREEMENT

This Fifteenth Amendment of the Amended and Restated Participation Agreement (the "Amendment") is made and entered into as of this 25th day of February, 2011, by and between and Union Bank and Trust Company, a Nebraska banking corporation and trust company, solely in its capacity as trustee of various grantor trusts known as Short Term Federal Investment Trusts or other grantor trusts ("Union Bank") and National Education Loan Network, Inc., a Nevada corporation ("Nelnet").

WHEREAS, the parties hereto entered into that certain Amended and Restated Participation Agreement dated as of June 1, 2001, as amended (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.           Definitions. Unless otherwise expressly stated herein, capitalized terms in this Amendment shall have the same meanings given to them in the Agreement.

2.           Purchase of Participations in Asset Backed Securities. In the event that Nelnet sells to Union Bank participation interests in asset back securities collateralized by Eligible Loans on or after February 25, 2011, upon termination of such participation, and if Union Bank requests prior to the effective date of such termination that Nelnet purchase such participation interest (or at Nelnet's option in the absence of such request), Nelnet shall purchase back from Union Bank the participation interest in such securities for a purchase price equal to the aggregate of the full unpaid principal balances and accrued and unpaid interest thereon of the participated portion of such securities covered in the terminated participation.

3.           Effect of Amendment. This Amendment shall be effective as of February 25, 2011. Unless expressly modified or amended by this Amendment, all terms and provision contained in the Agreement shall remain in full force and effect without modification.

	Union Bank and Trust Company		National Education Loan Network, Inc.

By:	/s/ Tom Sullivan	By:	/s/ Darrin Jameson

Title:	First Vice President	Title:	Assistant Vice President